Exhibit 99.1

For Information Contact At Greater Bay Bancorp: Byron A. Scordelis, President and CEO (650) 838-6101 James S. Westfall, EVP and CFO (650) 838-6108	At Silverman Heller Associates: Philip Bourdillon/Gene Heller (310) 208-2550

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

FINANCIAL RESULTS

FOR THE SECOND QUARTER OF 2007

EAST PALO ALTO, Calif., August 7, 2007 – Greater Bay Bancorp (Nasdaq: GBBK), a $7.3 billion in assets financial services holding company, today announced results for the second quarter of 2007 and six months ended June 30, 2007.

For the second quarter of 2007, the Company’s net income was $17.5 million, or $0.35 per diluted common share, compared to $26.1 million, or $0.47 per diluted common share, for the second quarter of 2006, and $17.8 million, or $0.31 per diluted common share, for the first quarter of 2007. For the first six months of 2007, net income was $35.2 million, or $0.66 per diluted common share, compared to $52.3 million, or $0.94 per diluted common share for the first six months of 2006.

Operating results for the second quarter of 2007 included expenses of $2.1 million ($1.6 million after tax) for professional services associated with the Company’s proposed merger with Wells Fargo & Company and a write-off of $0.8 million ($0.5 million after tax) in capitalized debt issuance costs for a debt offering that was cancelled due to the proposed merger.

On June 30, 2007, the Company redeemed its outstanding convertible Series B Preferred Stock with a carrying value of $102.6 million for $100.5 million. The $2.0 million (after tax) excess of the carrying value over the redemption value did not affect reported net income for the second quarter or the first six months of 2007, but is included in net income available to common shareholders for purposes of calculating net income per share amounts for the second quarter and the first six months of 2007.

For the second quarter of 2007, the Company’s return on average common equity, annualized, was 9.29% compared to 14.85% for the second quarter of 2006, and 9.65% for the first quarter of 2007. Return on average common equity, annualized, for the first six months of 2007 was 9.47% compared to 15.79% for the same period in 2006. Return on average assets, annualized, for the second quarter of 2007 was 0.96% compared to 1.47% for the second quarter of 2006, and 0.98% for the first quarter of 2007. Return on average assets, annualized, was 0.97% for the first six months of 2007 compared to 1.49% for the same period in 2006.

Greater Bay Bancorp Reports

Financial Results for the Second Quarter of 2007

August 7, 2007

Net Interest Income and Margin

Net interest income for the second quarter of 2007 decreased to $59.5 million from $65.8 million in the second quarter of 2006, and from $59.9 million in the first quarter of 2007.

The net interest margin (on a fully tax-equivalent basis) for the second quarter of 2007 was 3.71%, compared to 4.26% for the second quarter of 2006 and 3.78% for the first quarter of 2007. The five basis point increase in the linked-quarter interest-earning asset yield was exceeded by a 12 basis point increase in the cost of interest-bearing liabilities, reflecting a continued deposit mix shift toward higher yielding products.

Net interest income for the first half of 2007 decreased to $119.4 million from $132.7 million for the same period in 2006. The net interest margin (on a fully tax-equivalent basis) for the first six months of 2007 was 3.75% compared to 4.31% for the same period in 2006.

Non-Interest Income

Non-interest income for the second quarter of 2007 increased to $58.2 million compared to $56.8 million in the second quarter of 2006. The $1.4 million increase was due to increases of $3.3 million in insurance commissions and fees and $1.6 million in gains on deferred compensation investments, which were partially offset by a decrease of $3.8 million in mark-to-market gains on venture capital and equity securities.

Non-interest income for the second quarter of 2007 remained relatively flat compared to the first quarter of 2007.

Non-interest income in the first six months of 2007 increased to $116.7 million from $115.5 million in the first six months of 2006. The $1.2 million increase was due primarily to increases of $2.6 million in insurance commissions and fees and $1.5 million in gains on deferred compensation investments, which were partially offset by decreases of $1.7 million in mark-to-market gains on venture capital and equity securities and $1.2 million rental revenues on operating leases.

Non-interest income as a percentage of total revenues for the second quarter of 2007 was 49.5%, compared to 46.3% for the second quarter of 2006 and 49.4% for the first quarter of 2007. Non-interest income as a percentage of total revenues for the first six months of 2007 was 49.4%, compared to 46.5% for the same period one year ago.

Operating Expenses

Operating expenses for the second quarter of 2007 increased $7.5 million to $90.5 million from $83.0 million in the second quarter of 2006. Second quarter 2007 operating expenses compared to second quarter 2006 included:

•	Increase of $4.8 million in compensation expenses due mainly to increases in average salaries, bonus levels and share based compensation expense
•

Increase of $1.2 million in legal costs and other professional fees primarily due to $2.1 million in professional services expense associated with the Company’s pending merger with Wells Fargo & Company, and

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Greater Bay Bancorp Reports

Financial Results for the Second Quarter of 2007

August 7, 2007

•	Increase of $1.8 million in other expenses due principally to a $0.8 million write-off of debt issuance costs related to a cancelled debt offering.

Operating expenses for the second quarter of 2007 decreased to $90.5 million from $90.7 million in the first quarter of 2007. Second quarter 2007 operating expenses compared to first quarter 2007 included:

•

Decrease of $3.1 million in compensation and benefits due mainly to lower share based compensation expense of $1.2 million, lower payroll taxes of $1.2 million and lower 401(k) contribution expense of $0.9 million.

•	Increase of $1.0 million in legal costs and other professional fees primarily due to merger related expenses
•	Increase in other expenses related to the write-off of debt issuance costs

Operating expenses in the first six months of 2007 increased to $181.1 million from $173.5 million in the first half of 2006. The first six months of 2007 operating expenses compared to the same period in 2006 included:

•	Increase of $6.0 million in compensation expenses due mainly to increases in salaries of $1.1 million, bonus expense of $1.5 million and share based compensation expense of $2.6 million
•

Increase of $1.6 million in legal costs and other professional fees due primarily to merger related costs and professional services associated with the Company’s previously announced strategic planning project

•	Increase of $1.7 million in other expenses due mainly to the write-off of debt issuance costs related to a cancelled debt offering and $0.9 million in outsourced data processing fees.

Income Taxes

The Company’s effective tax rate was 36.6% for the second quarter of 2007 compared to 37.2% for the second quarter of 2006. The effective tax rate was 37.5% for the first six months of 2007 compared to 36.8% for the same period in 2006.

Credit Quality Overview

Net loan charge-offs in the second quarter of 2007 were $1.8 million, or 0.14% of average loans, annualized, compared to $2.7 million or 0.23% of average loans, annualized, for the second quarter of 2006 and $1.1 million, or 0.09% of average loans, annualized, for the first quarter of 2007. Net loan charge-offs in the first six months of 2007 were $2.9 million, or 0.12% of average loans, annualized, compared to $2.7 million or 0.12% for the same period in 2006.

Provision for credit losses was a negative $0.4 million for the second quarter of 2007, compared to a negative $1.9 million for the second quarter of 2006, and a negative $1.1 million for the first quarter of 2007. The provision for credit losses for the first six months of 2007 was a negative $1.5 million, compared to a negative $7.9 million for the first six months of 2006.

Non-performing assets were $24.4 million at June 30, 2007, compared to $32.6 million at June 30, 2006 and $32.1 million at March 31, 2007. The ratio of non-performing assets to total assets was 0.33% at June 30, 2007, compared to 0.44% at June 30, 2006 and 0.43% at March 31,

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Greater Bay Bancorp Reports

Financial Results for the Second Quarter of 2007

August 7, 2007

2007. The ratio of non-accrual loans to total loans was 0.48% at June 30, 2007, compared to 0.68% at June 30, 2006 and 0.64% at March 31, 2007.

Allowance for loan and lease losses was $64.1 million, or 1.27% of total loans, at June 30, 2007, compared to $71.7 million, or 1.50% of total loans, at June 30, 2006 and $66.0 million, or 1.35% of total loans, at March 31, 2007.

Balance Sheet

At June 30, 2007, total assets were $7.3 billion, total net loans and leases were $5.1 billion, total securities were $1.4 billion, and total deposits were $5.3 billion.

Total loans and leases, net of deferred costs and fees, were $5.1 billion at June 30, 2007, which represents an increase of $277.6 million, or 5.8%, compared to June 30, 2006. This growth reflects an increase of $354.4 million, or 17.1%, in commercial loans and leases plus $97.7 million in commercial term real estate loans. These increases were partially offset by a decline of $106.0 million, or 13.9%, in construction and land loans plus $35.7 million in consumer and other loans, $19.7 million in real estate other loans and $16.9 million in residential mortgages.

Total loans and leases, net of deferred costs and fees, were $5.1 billion at June 30, 2007, which represents an increase of $146.4 million, or 12.0% annualized, compared to March 31, 2007. This growth was most notable in commercial loans and leases, which increased by $127.4 million or an annualized rate of 22.2%. Additional increases in commercial term real estate loans of $24.1 million and in construction and land loans of $7.4 million were partially offset by a decline of $15.9 million in residential mortgage lending.

Securities totaled $1.4 billion as of June 30, 2007, compared to $1.6 billion at June 30, 2006 and $1.4 billion at March 31, 2007.

Total deposits at June 30, 2007 were $5.3 billion, which represents an increase of $277.2 million, or 5.5%, compared to June 30, 2006, and a decrease of $9.5 million compared to March 31, 2007.

Core deposits (excluding institutional and brokered deposits) at June 30, 2007 were $3.9 billion, which represents a decrease of $321.4 million, or 7.6%, compared to June 30, 2006, and a decrease of $336.4 million compared to March 31, 2007. The majority of this core deposit outflow occurred in April, and is viewed in part as being a seasonal event, with other outflow occurring in the area of large specialty deposits which continued a trend noted in prior quarters.

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to comfortably exceed minimum well-capitalized guidelines established by bank regulatory agencies.

The Company’s common equity to assets ratio was 10.32% at June 30, 2007, compared to 9.64% at June 30, 2006 and 10.13% at March 31, 2007. The Company’s tangible common equity to tangible assets ratio was 6.66% at June 30, 2007, compared to 5.95% at June 30, 2006 and 6.47% at March 31, 2007.

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Greater Bay Bancorp Reports

Financial Results for the Second Quarter of 2007

August 7, 2007

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Coast Commercial Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and Santa Clara Valley National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, Greater Bay Business Funding and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to, among other things, our pending merger with Wells Fargo & Company, the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss provisions, growth in loans and deposits, ABD revenue growth and level of operating expenses. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the local, national and international levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and subpoenas from state attorneys general related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; (3) failure to consummate our merger with Wells Fargo & Company as a result of the inability to satisfy a condition to close, including the inability to obtain requisite shareholder or governmental approval; and (4) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by law.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp Reports Financial Results for the Second Quarter of 2007

August 7, 2007

GREATER BAY BANCORP

JUNE 30, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Second Quarter 2007	First Quarter 2007	Fourth Quarter 2006	Third Quarter 2006	Restated(6) Second Quarter 2006
Interest income	$115,255	$113,479	$116,308	$113,916	$108,321
Interest expense	55,799	53,572	52,419	50,142	42,487

Net interest income before (reversal of) / provision for credit losses	59,456	59,907	63,889	63,774	65,834
(Reversal of) / provision for credit losses	(418)	(1,073)	(384)	(443)	(1,886)

Net interest income after (reversal of) / provision for credit losses	59,874	60,980	64,273	64,217	67,720

Non-interest income:
Insurance commissions and fees	43,541	43,898	38,730	41,757	40,235
Rental revenue on operating leases	4,215	4,322	4,490	4,632	4,790
Service charges and other fees	2,239	2,196	2,324	2,363	2,368
Loan and international banking fees	2,359	2,047	1,980	1,960	1,718
Income on bank owned life insurance	2,107	1,726	2,003	2,038	1,922
Trust fees	1,097	1,054	1,138	1,059	1,127
Other income	2,633	3,221	908	1,643	4,610

Total non-interest income	58,191	58,464	51,573	55,452	56,770

Operating expenses:
Compensation and benefits	55,709	58,762	55,279	52,548	50,906
Occupancy and equipment	11,319	10,751	11,457	11,896	11,192
Legal costs and other professional fees	5,076	4,123	3,950	5,074	3,884
Depreciation - operating leases	3,270	3,393	3,503	3,665	3,917
Amortization of intangibles	1,896	1,462	1,507	1,678	1,689
Other expenses	13,202	12,167	12,281	16,220	11,387

Total operating expenses	90,472	90,658	87,977	91,081	82,975

Income before provision for income taxes and cumulative effect of accounting change	27,593	28,786	27,869	28,588	41,515
Provision for income taxes	10,105	11,027	9,091	10,076	15,423

Net income	$17,488	$17,759	$18,778	$18,512	$26,092

EARNINGS PER SHARE DATA:
Net Income per common share (1)
Basic	$0.36	$0.32	$0.34	$0.33	$0.48
Diluted	$0.35	$0.31	$0.33	$0.32	$0.47

Weighted average common shares outstanding	50,639	50,488	50,478	50,423	50,188
Weighted average common & potential common shares outstanding	51,440	51,294	51,180	51,366	51,173

GAAP ratios
Return on quarterly average assets, annualized	0.96%	0.98%	1.00%	1.00%	1.47%
Return on quarterly average common shareholders’ equity, annualized	9.29%	9.65%	10.03%	10.15%	14.85%
Return on quarterly average total equity, annualized	8.45%	8.48%	8.81%	8.89%	12.95%
Net interest margin, annualized (2)	3.71%	3.78%	3.91%	3.97%	4.26%
Operating expense ratio, annualized (3)	4.96%	5.01%	4.71%	4.92%	4.66%
Efficiency ratio (4)	76.90%	76.59%	76.20%	76.39%	67.68%

NON-GAAP ratios
Efficiency ratio (excluding ABD & other ABD expenses paid by holding company) (5)	72.40%	72.92%	67.08%	69.63%	58.27%

(1)    The following table provides a reconciliation of income available to common shareholders. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Net income	$17,488	$17,759	$18,778	$18,512	$26,092
Less: dividends on convertible preferred stock	(1,348)	(1,831)	(1,832)	(1,832)	(1,822)
Plus: excess of carrying value over the consideration paid on redemption of preferred stock (7)	2,030	—	—	—	—

Net Income available to common shareholders	$18,170	$15,928	$16,946	$16,680	$24,270

Weighted average common shares outstanding	50,639	50,488	50,478	50,423	50,188
Weighted average potential common shares:
Stock options	801	806	702	943	985

Total weighted average common & potential common shares outstanding	51,440	51,294	51,180	51,366	51,173

(2) Net interest income (on a tax equivalent basis) for the period, annualized and divided by average quarterly interest earning assets for the period.
(3) Total operating expenses for the period, annualized and divided by average quarterly assets.
(4) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(5) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (excluding ABD)	$73,335	$74,032	$75,911	$77,083	$82,180
Operating expenses (excluding ABD & other ABD-related expenses)	$53,091	$53,990	$50,924	$53,670	$47,888
(6) Restated Q2 2006 to reflect adoption of SEC Staff Accounting Bulletin No.108 effective January 1, 2006.

(7)    On June 30, 2007, the Company redeemed its outstanding convertible Series B Preferred Stock which had a carrying value of $102.6 million at its stated value of $50.00 per share for total consideration of $100.5 million. The $2.0 million excess of the carrying value of the redeemed shares over the consideration paid was recorded as an adjustment to paid-in-capital, which is included in Common Stock. This $2.0 million adjustment to paid-in-capital is also included in income available to common shareholders for purposes of determining the net income per common share.

Greater Bay Bancorp Reports Financial Results for the Second Quarter of 2007

August 7, 2007

GREATER BAY BANCORP

JUNE 30, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Six Months Ended June 30,
	2007	Restated(7) 2006
Interest income	$228,734	$212,336
Interest expense	109,371	79,621

Net interest income before (reversal of) / provision for credit losses	119,363	132,715
Reversal of provision for credit losses	(1,491)	(7,890)

Net interest income after reversal of provision for credit losses	120,854	140,605

Non-interest income:
Insurance commissions and fees	87,439	84,835
Rental revenue on operating leases	8,537	9,740
Service charges and other fees	4,435	4,908
Loan and international banking fees	4,406	3,513
Income on bank owned life insurance	3,833	3,833
Trust fees	2,151	2,182
Other income	5,854	6,525

Total non-interest income	116,655	115,536

Operating expenses:
Compensation and benefits	114,471	108,462
Occupancy and equipment	22,070	22,514
Legal costs and other professional fees	9,199	7,637
Depreciation - operating leases	6,663	7,920
Amortization of intangibles	3,358	3,329
Other expenses	25,369	23,658

Total operating expenses	181,130	173,520

Income before provision for income taxes and cumulative effect of accounting change	56,379	82,621
Provision for income taxes	21,132	30,429

Income before cumulative effect of accounting change	35,247	52,192
Cumulative effect of accounting change, net of tax (1)	—	130

Net income	$35,247	$52,322

EARNINGS PER SHARE DATA:
Net Income per common share before cumulative effect of accounting change (2)
Basic	$0.67	$0.97
Diluted	$0.66	$0.94

Net Income per common share after cumulative effect of accounting change (2)
Basic	$0.67	$0.97
Diluted	$0.66	$0.94

Weighted average common shares outstanding	50,568	49,997
Weighted average common & potential common shares outstanding	51,378	51,860

GAAP ratios
Return on YTD average assets, annualized	0.97%	1.49%
Return on YTD common shareholders’ equity, annualized	9.47%	15.79%
Return on YTD average total equity, annualized	8.46%	13.67%
Net interest margin, annualized (3)	3.75%	4.31%
Operating expense ratio, annualized (4)	4.99%	4.94%
Efficiency ratio (5)	76.74%	69.90%

NON-GAAP ratios
Efficiency Ratio (excluding ABD & other ABD expenses paid by holding company) (6)	72.66%	62.27%

(1)    Effective January 1, 2006, the Company adopted SFAS No.123 (revised 2004), Share-Based Payment (“SFAS 123R”), as a result of which the Company recognized a one-time which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.

(2)    The following table provides a reconciliation of income available to common shareholders before and after cumulative effect of accounting change. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Net income before cumulative effect of accounting change as reported	$35,247	$52,192
Less: dividends on convertible preferred stock	(3,179)	(3,654)
Plus: excess of carrying value over the consideration paid on redemption of preferred stock (8)	2,030	—

Net Income available to common shareholders before cumulative effect of accounting change	34,098	48,538
Add: CODES interest and other related income/(loss), net of taxes	—	59

Net income available to common shareholders before cumulative effect of accounting change	34,098	48,597
Cumulative effect of accounting change, net of tax	—	130

Net income available to common shareholders after cumulative effect of accounting change	$34,098	$48,727

Weighted average common shares outstanding	50,568	49,997
Weighted average potential common shares:
Stock options	810	879
CODES	—	984

Total weighted average common & potential common shares outstanding	51,378	51,860

(3) Net interest income (on a tax equivalent basis) for the period, annualized and divided by average quarterly interest earning assets for the period.
(4) Total operating expenses for the period, annualized and divided by average quarterly assets.
(5) Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).
(6) Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (Excluding ABD)	$147,367	$162,726
Operating Expenses (Excluding ABD & other ABD expenses paid by holding company)	$107,081	$101,329

(7) Restated YTD 2006 to reflect adoption of SEC Staff Accounting Bulletin No.108 effective January 1, 2006.

(8)    On June 30, 2007, the Company redeemed its outstanding convertible Series B Preferred Stock which had a carrying value of $102.6 million at its stated value of $50.00 per share for total consideration of $100.5 million. The $2.0 million excess of the carrying value of the redeemed shares over the consideration paid was recorded as an adjustment to paid-in-capital, which is included in Common Stock. This $2.0 million adjustment to paid-in-capital is also included in income available to common shareholders for purposes of determining the net income per common share.

Greater Bay Bancorp Reports Financial Results for the Second Quarter of 2007

August 7, 2007

GREATER BAY BANCORP

JUNE 30, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:

	Jun 30 2007	Mar 31 2007	Dec 31 2006	Restated(5) Sep 30 2006	Restated(5) Jun 30 2006
Cash and cash equivalents	$134,464	$139,083	$170,365	$160,572	$198,716
Fed funds sold	20,000	161,000	—	—	36,000
Securities	1,369,589	1,435,692	1,543,097	1,572,109	1,565,732
Loans and leases:
Commercial	2,426,776	2,299,362	2,245,549	2,136,235	2,072,334
Term real estate - commercial	1,492,253	1,468,160	1,403,631	1,423,090	1,394,518

Total commercial	3,919,029	3,767,522	3,649,180	3,559,325	3,466,852
Real estate construction and land	656,405	649,009	729,871	753,416	762,409
Residential mortgage	258,479	274,329	279,615	277,038	275,332
Real estate other	144,463	146,697	173,271	163,077	164,133
Consumer and other	66,119	62,026	68,698	79,131	101,821
Deferred costs and fees, net	7,709	6,254	5,206	4,278	4,066

Total loans and leases, net of deferred costs and fees	5,052,204	4,905,837	4,905,841	4,836,265	4,774,613
Allowance for loan and lease losses	(64,110)	(65,950)	(68,025)	(71,323)	(71,689)

Total loans and leases, net	4,988,094	4,839,887	4,837,816	4,764,942	4,702,924
Goodwill	246,016	246,016	246,016	242,687	243,343
Other intangible assets	41,150	43,069	42,978	44,515	46,227
Other assets	529,756	517,581	530,862	554,985	583,167

Total assets	$7,329,069	$7,382,328	$7,371,134	$7,339,810	$7,376,109

Deposits:
Demand, noninterest-bearing	$879,756	$953,808	$1,028,245	$980,050	$1,015,734
MMDA, NOW and savings	2,527,705	2,679,239	2,614,349	2,613,387	2,734,656
Time deposits, $100,000 and over	805,311	911,915	892,048	784,557	776,712
Other time deposits	1,086,650	763,975	722,541	681,104	495,131

Total deposits	5,299,422	5,308,937	5,257,183	5,059,098	5,022,233

Other borrowings	826,240	791,670	825,837	994,044	970,390
Subordinated debt	175,774	180,929	180,929	180,929	287,631
Other liabilities	258,201	237,061	254,812	256,545	268,899

Total liabilities	6,559,637	6,518,597	6,518,761	6,490,616	6,549,153

Minority interest:
Preferred stock of real estate investment trust subsidiaries	12,943	12,902	12,861	12,821	12,780

Convertible preferred stock	—	103,069	103,094	103,094	103,096
Common shareholders’ equity (1)	756,489	747,760	736,418	733,279	711,080

Total shareholders’ equity (1)	756,489	850,829	839,512	836,373	814,176

Total liabilities and total equity	$7,329,069	$7,382,328	$7,371,134	$7,339,810	$7,376,109

RATIOS:

Loan growth, current quarter to prior year quarter	5.81%	3.72%	3.76%	3.19%	0.72%
Loan growth, current quarter to prior quarter, annualized	11.97%	0.00%	5.71%	5.12%	3.81%
Loan growth, YTD	6.02%	0.00%	3.76%	3.06%	1.99%

Core loan growth, current quarter to prior year quarter (2)	6.59%	4.37%	4.45%	3.90%	1.32%
Core loan growth, current quarter to prior quarter, annualized (2)	13.09%	0.34%	6.41%	5.91%	4.47%
Core loan growth, YTD (2)	6.76%	0.34%	4.45%	3.73%	2.58%

Deposit growth, current quarter to prior year quarter	5.52%	3.92%	3.93%	0.87%	2.93%
Deposit growth, current quarter to prior quarter, annualized	-0.72%	3.99%	15.53%	2.91%	-6.79%
Deposit growth, YTD	1.62%	3.99%	3.93%	0.01%	-1.45%

Core deposit growth, current quarter to prior year quarter (3)	-7.56%	-4.58%	-6.79%	-10.48%	-6.63%
Core deposit growth, current quarter to prior quarter, annualized (3)	-31.62%	1.11%	15.29%	-14.43%	-19.72%
Core deposit growth, YTD (3)	-15.39%	1.11%	-6.79%	-13.71%	-13.84%

Revenue growth, current quarter to prior year quarter (4)	-4.04%	-5.79%	-4.38%	-2.66%	2.46%
Revenue growth, current quarter to prior quarter, annualized (4)	-2.45%	10.22%	-12.53%	-10.93%	-9.71%

Net interest income growth, current quarter to prior year quarter	-9.69%	-10.43%	-5.69%	-6.21%	0.63%
Net interest income growth, current quarter to prior quarter, annualized	-3.02%	-25.28%	0.72%	-12.41%	-6.28%

(1)    The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” or FIN 48 effective January 1, 2007 and as a result recognized a $4.5 million reserve for uncertain tax positions which was recorded as a reduction to the beginning balance of retained earnings as of January 1, 2007.

(2) Core loans calculated as total loans less purchased residential mortgage loans.
(3) Core deposits calculated as total deposits less institutional and brokered time deposits.
(4) Revenue is the sum of net interest income before (reversal of) / provision for credit losses and total non-interest income.
(5) Restated Q2 and Q3 2006 to reflect adoption of SEC Staff Accounting Bulletin No. 108 effective January 1, 2006.

Greater Bay Bancorp Reports Financial Results for the Second Quarter of 2007

August 7, 2007

GREATER BAY BANCORP

JUNE 30, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	June 30, 2007			March 31, 2007
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$58,077	$763	5.27%	$63,223	$815	5.23%
Securities:
Taxable	1,347,838	15,365	4.57%	1,441,326	16,588	4.67%
Tax-exempt (1)	90,848	1,554	6.86%	92,071	1,582	6.97%
Other short-term (3)	9,363	86	3.70%	8,424	84	4.03%
Loans and leases (4)	4,948,695	97,976	7.94%	4,869,674	94,910	7.90%

Total interest-earning assets	6,454,821	115,744	7.19%	6,474,718	113,979	7.14%
Noninterest-earning assets	858,236	—		866,562	—

Total assets	$7,313,057	115,744		$7,341,280	113,979

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,609,041	20,195	3.10%	$2,603,938	18,810	2.93%
Time deposits over $100,000	858,287	10,856	5.07%	877,491	10,881	5.03%
Other time deposits	814,071	9,991	4.92%	747,657	9,072	4.92%

Total interest-bearing deposits	4,281,399	41,042	3.84%	4,229,086	38,763	3.72%
Short-term borrowings	347,514	4,624	5.34%	369,591	4,489	4.93%
Subordinated debt	176,850	3,645	8.27%	180,929	3,711	8.32%
Other long-term borrowings	499,732	6,724	5.40%	494,409	6,609	5.42%

Total interest-bearing liabilities	5,305,495	56,035	4.24%	5,274,016	53,572	4.12%
Noninterest-bearing deposits	901,588			948,232
Other noninterest-bearing liabilities	263,096			256,393
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,917			12,876
Shareholders’ equity	829,961			849,763

Total shareholders’ equity and liabilities	$7,313,057	56,035		$7,341,280	53,572

Net interest income, on a tax-equivalent basis (1)		59,709			60,407

Net interest margin (5)			3.71%			3.78%

Reconciliation to reported net interest income:
Adjustment for tax-equivalent basis		(253)			(500)

Net interest income, as reported		$59,456			$59,907

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred costs and fees, net, resulted in an increase of interest income on loans by $771,000 and $592,000, for the three months ended June 30, 2007 and March 31, 2007, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports Financial Results for the Second Quarter of 2007

August 7, 2007

GREATER BAY BANCORP

JUNE 30, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	June 30, 2007			June 30, 2006
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$58,077	$763	5.27%	$10,791	$128	4.77%
Securities:
Taxable	1,347,838	15,365	4.57%	1,433,756	16,030	4.48%
Tax-exempt (1)	90,848	1,554	6.86%	86,323	1,543	7.16%
Other short-term (3)	9,363	86	3.70%	9,348	46	1.99%
Loans and leases (4)	4,948,695	97,976	7.94%	4,705,859	91,074	7.76%

Total interest-earning assets	6,454,821	115,744	7.19%	6,246,077	108,821	6.99%
Noninterest-earning assets	858,236	—		894,432	—

Total assets	$7,313,057	115,744		$7,140,509	108,821

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,609,041	20,195	3.10%	$2,807,337	15,094	2.16%
Time deposits over $100,000	858,287	10,856	5.07%	780,415	8,466	4.35%
Other time deposits	814,071	9,991	4.92%	414,765	4,381	4.24%

Total interest-bearing deposits	4,281,399	41,042	3.84%	4,002,517	27,941	2.80%
Short-term borrowings	347,514	4,624	5.34%	262,439	2,947	4.50%
Subordinated debt	176,850	3,645	8.27%	224,755	4,867	8.68%
Other long-term borrowings	499,732	6,724	5.40%	547,494	6,732	4.93%

Total interest-bearing liabilities	5,305,495	56,035	4.24%	5,037,205	42,487	3.38%
Noninterest-bearing deposits	901,588			1,013,577
Other noninterest-bearing liabilities	263,096			270,030
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,917			12,756
Shareholders’ equity	829,961			806,941

Total shareholders’ equity and liabilities	$7,313,057	56,035		$7,140,509	42,487

Net interest income, on a tax-equivalent basis (1)		59,709			66,334

Net interest margin (5)			3.71%			4.26%

Reconciliation to reported net interest income:
Adjustment for tax-equivalent basis		(253)			(500)

Net interest income, as reported		$59,456			$65,834

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred costs and fees, net, resulted in an increase of interest income on loans by $771,000 and $602,000 for the three months ended June 30, 2007 and June 30, 2006, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports Financial Results for the Second Quarter of 2007

August 7, 2007

GREATER BAY BANCORP

JUNE 30, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Six months ended
	June 30, 2007			June 30, 2006
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$60,635	$1,578	5.25%	$11,533	$260	4.55%
Securities:
Taxable	1,394,324	31,953	4.62%	1,429,572	31,653	4.47%
Tax-exempt (1)	91,456	3,137	6.92%	84,470	3,035	7.24%
Other short-term (3)	8,896	170	3.86%	9,554	81	1.72%
Loans and leases (4)	4,909,402	192,885	7.92%	4,713,403	178,294	7.63%

Total interest-earning assets	6,464,713	229,724	7.17%	6,248,532	213,323	6.88%
Noninterest-earning assets	862,377	—		889,779	—

Total assets	$7,327,090	229,724		$7,138,311	213,323

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,606,503	39,005	3.02%	$2,878,394	29,165	2.04%
Time deposits over $100,000	867,836	21,793	5.06%	768,401	15,789	4.14%
Other time deposits	781,048	19,007	4.91%	338,214	6,748	4.02%

Total interest-bearing deposits	4,255,387	79,805	3.78%	3,985,009	51,702	2.62%
Short-term borrowings	358,491	9,112	5.13%	275,389	5,930	4.34%
CODES	—	—	0.00%	37,343	101	0.55%
Subordinated debt	178,878	7,356	8.29%	217,573	9,424	8.73%
Other long-term borrowings	497,086	13,334	5.41%	511,107	12,464	4.92%

Total interest-bearing liabilities	5,289,842	109,607	4.18%	5,026,421	79,621	3.19%
Noninterest-bearing deposits	924,781			1,027,613
Other noninterest-bearing liabilities	259,763			275,984
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,897			12,735
Shareholders’ equity	839,807			795,558

Total shareholders’ equity and liabilities	$7,327,090	109,607		$7,138,311	79,621

Net interest income, on a tax-equivalent basis (1)		120,117			133,702

Net interest margin (5)			3.75%			4.31%

Reconciliation to reported net interest income:
Adjustment for tax-equivalent basis		(754)			(987)

Net interest income, as reported		$119,363			$132,715

(1)	Income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate).
(2)	Nonaccrual loans are included in the average balance.
(3)	Includes average interest-earning deposits in other financial institutions.
(4)	Amortization of deferred costs and fees, net, resulted in an increase of interest income on loans by $1,363,000 and $847,000 for the six months ended June 30, 2007 and June 30, 2006, respectively.
(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports Financial Results for the Second Quarter of 2007

August 7, 2007

GREATER BAY BANCORP

JUNE 30, 2007 - FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED CREDIT QUALITY DATA:

	Jun 30 2007	Mar 31 2007	Dec 31 2006	Sep 30 2006	Jun 30 2006
Nonperforming assets
Commercial:
Matsco/GBC	$8,169	$9,160	$7,583	$8,323	$7,257
SBA	6,252	6,456	5,576	2,881	4,536
Other	5,280	7,769	8,486	6,458	4,775

Total commercial	19,701	23,385	21,645	17,662	16,568
Real estate:
Commercial	2,306	6,180	7,173	10,939	14,763
Construction and land	1,980	1,980	930	323	323
Other	—	—	—	—	3

Total real estate	4,286	8,160	8,103	11,262	15,089
Consumer and other	189	74	117	139	611

Total nonaccrual loans	24,176	31,619	29,865	29,063	32,268
OREO	—	—	—	—	—
Other nonperforming assets	215	435	382	603	361

Total nonperforming assets	$24,391	$32,054	$30,247	$29,666	$32,629

Net loan charge-offs (recoveries) (1)	$1,755	$1,122	$3,192	$223	$2,662

Ratio of allowance for loan and lease losses to:
End of period loans	1.27%	1.35%	1.39%	1.48%	1.50%
Total nonaccrual loans	265.2%	208.6%	227.8%	245.4%	222.2%

Ratio of quarter (reversal of) / provision for credit losses to quarter average loans, annualized	-0.03%	-0.09%	-0.03%	-0.04%	-0.16%

Total nonaccrual loans to total loans	0.48%	0.64%	0.61%	0.60%	0.68%
Total nonperforming assets to total assets	0.33%	0.43%	0.41%	0.40%	0.44%

Ratio of quarterly net loan charge-offs to average loans, annualized	0.14%	0.09%	0.26%	0.02%	0.23%
Ratio of YTD net loan charge-offs to YTD average loans	0.12%	0.09%	0.13%	0.08%	0.12%
(1) Net loan charge-offs are loan charge-offs net of recoveries. Q3 2006 includes an insurance recovery of $1.6 million related to a previously charged-off loan.

SELECTED QUARTERLY CAPITAL RATIOS AND DATA:

	Jun 30 2007	Mar 31 2007	Dec 31 2006	Sep 30 2006	Jun 30 2006
Tier 1 leverage ratio	9.64%	10.92%	10.63%	10.63%	12.07%
Tier 1 risk-based capital ratio	10.90%	12.61%	12.26%	12.15%	13.49%
Total risk-based capital ratio	12.04%	13.79%	13.47%	13.40%	14.93%
Total equity to assets ratio	10.32%	11.53%	11.39%	11.40%	11.04%

Common equity to assets ratio	10.32%	10.13%	9.99%	9.99%	9.64%

Tier I capital	$676,078	$769,415	$755,860	$748,071	$824,154
Total risk-based capital	$746,311	$841,821	$830,461	$825,036	$911,802
Risk weighted assets	$6,201,016	$6,103,632	$6,166,011	$6,155,489	$6,108,101

NON-GAAP RATIOS (1):

Tangible common equity to tangible assets (2)	6.66%	6.47%	6.32%	6.32%	5.95%
Tangible common book value per common share (3)	$9.17	$8.99	$8.78	$8.74	$8.28

Common book value per common share (4)	$14.79	$14.65	$14.46	$14.36	$13.97
Total common shares outstanding	51,159	51,044	50,938	51,047	50,917
(1) The following table provides a reconciliation of common equity to tangible common equity and total assets to tangible assets:

Common shareholders’ equity	$756,489	$747,760	$736,418	$733,279	$711,080
Less: goodwill and other Intangible assets	(287,166)	(289,085)	(288,994)	(287,202)	(289,570)

Tangible common equity	$469,323	$458,675	$447,424	$446,077	$421,510

Total assets	$7,329,069	$7,382,328	$7,371,134	$7,339,810	$7,376,109
Less: goodwill and other intangible assets	(287,166)	(289,085)	(288,994)	(287,202)	(289,570)

Tangible assets	$7,041,903	$7,093,242	$7,082,140	$7,052,608	$7,086,539

(2)	Computed as common shareholders’ equity, less goodwill and other intangible assets divided by tangible assets.
(3)	Computed as common shareholders’ equity, less goodwill and other intangible assets divided by total common shares outstanding.
(4)	Computed as common shareholders’ equity divided by common shares outstanding.